EXHIBIT 12



                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        AND PREFERRED DIVIDENDS COMBINED


                                                      AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                                                             FOR THE YEARS ENDED JUNE 30,
                                                              (THOUSANDS OF DOLLARS)
                                            -----------------------------------------------------------------
                                                1999         1998          1997         1996         1995
                                            -----------   ----------   -----------   ----------   -----------
Earnings before income taxes and
member refunds...........................   $    5,968    $  24,266    $   16,583    $  21,070    $   (6,053)

Fixed charges - Interest.................       69,052       67,728        64,432       63,721        56,507
              - Rentals..................        5,578        4,651         3,772        3,004         2,789
                                            -----------   ----------   -----------   ----------   ----------
Total fixed charges......................       74,630       72,379        68,204       66,725        59,296
                                            -----------   ----------   -----------   ----------   ----------
Adjusted net earnings....................   $   80,598    $  96,645    $   84,787    $  87,795    $   53,243
                                            ===========   ==========   ===========   ==========   ==========

Ratio of adjusted net earnings to total
fixed charges............................          1.1          1.3           1.2          1.3        (a)
                                            ===========   ==========   ===========   ==========   ==========

Deficiency of adjusted net earnings to
total fixed charges......................        N/D         N/D           N/D           N/D      $    6,053
                                            ===========   ==========   ===========   ==========   ==========

Fixed charges and preferred dividends
combined:
Preferred dividend factor:
   Preferred dividend requirements.......   $    3,287    $   3,522    $    4,115    $   4,255    $    4,654
   Ratio of pre-tax earnings to
   after-tax earnings*...................        30.1%        50.2%         64.3%        52.9%         71.1%
   Preferred dividend factor on
   pre-tax basis.........................       10,920        7,016         6,400        8,043         6,546

Total fixed charges (above)..............       74,630       72,379        68,204       66,725        59,296
                                            -----------   ----------   -----------   ----------   ----------

Fixed charges and preferred dividends
combined.................................   $   85,550    $  79,395    $   74,604    $  74,768    $   65,842
                                            ===========   ==========   ===========   ==========   ==========

Ratio of adjusted net earnings to fixed
charges and preferred dividends
combined**...............................       (b)             1.2           1.1          1.2        (b)
                                            ===========   ==========   ===========   ==========   ==========

Deficiency of adjusted net earnings to
fixed charges and preferred dividends
combined.................................   $    4,952       N/D           N/D          N/D       $   12,599
                                            ===========   ==========   ===========   ==========   ==========

* Represents pre-tax adjusted net earnings from continuing operations divided by after-tax earnings, which adjusts dividends on preferred stock to a pre-tax basis.

** Represents adjusted net earnings divided by fixed charges and preferred dividends combined.

N/D      No deficiency.

(a)      Adjusted net earnings are inadequate to cover total fixed charges.
(b) Adjusted net earnings are inadequate to cover total fixed charges and preferred dividends combined.

                    COMPUTATION OF RATIO OF MARGINS TO FIXED
                    CHARGES AND PREFERRED DIVIDENDS COMBINED


                                                                         AGWAY INC. (PARENT)
                                                                       FOR THE YEARS ENDED JUNE 30,
                                                                        (THOUSANDS OF DOLLARS)
                                            -----------------------------------------------------------------
                                                1999         1998          1997         1996         1995
                                            -----------   ----------   -----------   ----------   -----------
Earnings before income taxes and
member refunds...........................   $   (3,155)   $  14,326    $      816    $  22,861    $   (6,954)

Fixed charges - Interest.................       20,343       14,908        17,042       14,993        16,248
              - Rentals..................        3,637        3,162         2,504        1,790         2,235
                                            -----------   ----------   -----------   ----------   ----------
Total fixed charges......................       23,980       18,070        19,546       16,783        18,483
                                            -----------   ----------   -----------   ----------   ----------
Adjusted net earnings....................   $   20,825    $  32,396    $   20,362    $  39,644    $   11,529
                                            ===========   ==========   ===========   ==========   ==========

Ratio of adjusted net earnings to total
fixed charges............................      (a)              1.8           1.0          2.4       (a)
                                            ===========   ==========   ===========   ==========   ==========

Deficiency of adjusted net earnings to
total fixed charges......................       (3,155)      N/D           N/D          N/D           (6,954)
                                            ===========   ==========   ===========   ==========   ===========

Fixed charges and preferred dividends
combined:
Preferred dividend factor:
   Preferred dividend requirements.......   $    3,287    $   3,522    $    4,115    $   4,255    $    4,654
   Ratio of pre-tax earnings to
   after-tax earnings*...................     1,517.8%       149.4%        934.9%        91.0%        327.8%
   Preferred dividend factor on..........
   pre-tax basis.........................          217        2,358           440        4,677         1,419

Total fixed charges (above)..............       23,980       18,070        19,546        1,790        18,483
                                            -----------   ----------   -----------   ----------   ----------
Fixed charges and preferred dividends
combined.................................   $   24,197    $  20,428    $   19,986    $   6,467    $   19,902
                                            ===========   ==========   ===========   ==========   ==========

Ratio of adjusted net earnings to fixed
charges and preferred dividends
combined**...............................      (b)              1.6           1.0          1.8       (b)
                                            ===========   ==========   ===========   ==========   ==========

Deficiency of adjusted net earnings to
fixed charges and preferred dividends
combined.................................       (3,372)      N/D           N/D          N/D           (8,373)
                                            ===========   ==========   ===========   ==========   ===========

* Represents pre-tax adjusted net earnings from continuing operations divided by after-tax earnings, which adjusts dividends on preferred stock to a pre-tax basis.

** Represents adjusted net earnings divided by fixed charges and preferred dividends combined.

N/D       No deficiency.

(a)      Adjusted net earnings are inadequate to cover total fixed charges.
(b) Adjusted net earnings are inadequate to cover total fixed charges and preferred dividends combined.